                    INSTRUCTION TO REGISTERED HOLDER AND/OR
        BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM BENEFICIAL OWNER
                                      OF
                                US UNWIRED INC.

            13 3/8% Series A Senior Subordinated Discount Notes due
                          2009 (the "Existing Notes")

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

   The undersigned hereby acknowledges receipt of the Prospectus dated      ,
2000 (the "Prospectus") of US Unwired Inc., a Louisiana corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

   This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Existing Notes held by you for the account of the undersigned.

   The aggregate face amount of the Existing Notes held by you for the account of the undersigned is (fill in amount):

     $     of the 13 3/8% Series A Senior Subordinated Discount Notes due
  2009

   With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

     [_] To TENDER the following Existing Notes held by you for the account of the undersigned (insert principal amount of Existing Notes to be tendered, if any):

       $     of the 13 3/8% Series A Senior Subordinated Discount Notes due
    2009

     [_] NOT to TENDER any Existing Notes held by you for the account of the undersigned.

   If the undersigned instructs you to tender the Existing Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that
(i) the holder is not an "affiliate" of the Company, (ii) any Exchange Notes to be received by the holder are being acquired in the ordinary course of its business, and (iii) the holder has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities
Act) of such Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Existing Notes, it represents that such Existing Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended.

                                       2